UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2006

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32177	22-2407152

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Minneakoning Road, Flemington, New Jersey	08822

(Address of Principal Executive Offices)	(Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed on April 11, 2006, NovaDel Pharma Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with institutional and other accredited investors, pursuant to which the Company issued and sold an aggregate of 8,092,796 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock’) at a purchase price of $1.45 per share, and warrants to purchase up to approximately 2,427,839 shares of Common Stock, which will not be exercisable until the six (6) month anniversary of the date of issuance and shall expire five (5) years from the date they become exercisable, at an exercise price of $1.60 per share (the “Warrant”). Affiliates of the Company investing in this offering will purchase shares of Common Stock at $1.58 per share, which is the last closing sale price of the Company's Common Stock on the day immediately prior to the execution of the Securities Purchase Agreement.

While the private placement was scheduled to close on April 13, 2006, due to the intervening holidays, the private placement is expected to close on April 19, 2006.

A complete copy of each of the form of Warrant, Securities Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibits 4.1, 10.1 and 10.2 respectively, and are incorporated herein by reference. The foregoing descriptions of: (i) the Warrant, (ii) the Securities Purchase Agreement and (iii) the Registration Rights Agreement and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Warrant issued to certain accredited investors and placement agents.
10.1	Form of Securities Purchase Agreement by and between the Company and certain accredited investors (with attached schedule of parties and terms thereto).
10.2	Form of Registration Rights Agreement by and between the Company and certain accredited investors (with attached schedule of parties and terms thereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NOVADEL PHARMA, INC.

Dated: April 17, 2006	By: /s/ Michael Spicer
Name: Michael Spicer
	Title:	Chief Financial Officer